Exhibit 99.1

Ventas, Inc.	111 South Wacker Drive, Suite 4800	Chicago, Illinois 60606	(877) 4-VENTAS	www.ventasreit.com

Contact:	David J. Smith
(877) 4-VENTAS
VENTAS REPORTS SECOND QUARTER NORMALIZED FFO OF $111.9 MILLION
Second Quarter Normalized FFO Increases 4.4 Percent to $0.71 Per Diluted Share
Ventas Raises 2010 Normalized FFO Per Share Guidance to $2.75 to $2.80
Lillibridge Healthcare Services Acquisition Completed, Creating National Leader in Growing MOB/Outpatient Sector

CHICAGO, IL (July 29, 2010) — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the quarter ended June 30, 2010 increased 6.4 percent to $111.9 million, from $105.1 million for the comparable 2009 period. Normalized FFO per diluted common share was $0.71 for the quarter ended June 30, 2010, an increase of 4.4 percent from $0.68 for the comparable 2009 period. Weighted average diluted shares outstanding in the second quarter of 2010 rose by 1.9 percent to 157.4 million, compared to 154.5 million in the comparable 2009 period.
“Ventas delivered another quarter of strong and growing cash flows, from contractual escalations in our triple-net lease business and improving fundamentals in our portfolio of seniors housing assets,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “We continue to execute our successful growth and diversification strategy with the recent acquisition of Lillibridge Healthcare Services expanding our owned and managed medical office building portfolio to 8.6 million square feet, making us the national leader in medical office buildings.”
Normalized FFO for the quarter ended June 30, 2010 excludes the net expense (totaling $5.6 million, or $0.04 per diluted share) from merger-related expenses and deal costs and loss on extinguishment of debt, including certain fees and expenses incurred to acquire Lillibridge and to obtain the Company’s favorable $101.6 million jury verdict against HCP, Inc. (“HCP”), offset by a $5.0 million gain on sale and income tax benefit. Normalized FFO for the quarter ended June 30, 2009 excluded the net benefit (totaling $30.5 million, or $0.20 per diluted share) from a $39.0 million gain on sale and income tax benefit, offset by merger-related expenses and deal costs and loss on extinguishment of debt.
Second quarter 2010 normalized FFO per diluted common share versus the comparable period in 2009 benefited from rental increases from the Company’s triple-net lease portfolio, and higher Net Operating Income after management fees (“NOI”) at the Company’s senior living and medical office building (“MOB”) operating portfolios, including a $3 million cash payment received from Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”) for expense overages at the Company’s Sunrise-managed portfolio, offset by higher weighted average diluted shares outstanding.
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the second quarter of 2010 increased 4.8 percent to $101.3 million, from $96.6 million in the prior year. Second quarter 2010 NAREIT FFO per diluted common share was $0.64, compared to $0.63 per diluted common share in the second quarter of 2009, a 1.6 percent increase.
Normalized FFO for the six months ended June 30, 2010 was $217.1 million, or $1.38 per diluted common share, an 8.1 percent increase from $200.8 million, or $1.35 per diluted common share, for the comparable 2009 period. Normalized FFO for the six months ended June 30, 2010 excludes the net expense (totaling $7.6 million, or $0.05 per diluted share) from merger-related expenses and deal costs and loss on extinguishment of debt, offset by gain on sale and income tax benefit.
SUNRISE-MANAGED PORTFOLIO
Total Portfolio
The Company’s senior living operating portfolio includes 79 seniors housing communities in North America that are managed by Sunrise. Ventas owns 100 percent of 21 of these communities. Ventas is the managing member of, and has an ownership interest of between 75 percent and 85 percent in, the remaining 58 communities through joint ventures, in which Sunrise owns the noncontrolling interest.
NOI for these 79 communities was $38.8 million for the quarter ended June 30, 2010, compared to $33.9 million for the comparable 2009 period. This 14.6 percent improvement in NOI was due to a 3.5 percent increase in average daily rate, a 190 basis point increase in occupancy and a $3 million cash payment from Sunrise for expense overages. Favorable movements in the Canadian dollar exchange rate had a positive impact on NOI of $1.0 million for the second quarter of 2010 compared to the second quarter of 2009.
“Our portfolio of 79 high-quality, mansion-style seniors housing communities managed by Sunrise exhibited another improving quarter of operating results,” Ventas Executive Vice President and Chief Investment Officer Raymond J. Lewis said. “Year-over-year and sequential performance of the portfolio was positive on many metrics including NOI, occupancy and margin. We are encouraged by the resilience of our assets and based on year-to-date results and improving operating trends, we are increasing our NOI guidance for this productive portfolio of need-driven assisted living communities.”
Same-Store Stabilized Community NOI and Margin Increase Year-Over-Year and Sequentially; Occupancy Improves 120 Basis Points Versus 2009
For the 78 Sunrise communities that were stabilized in the second and first quarters of 2010, NOI was $37.3 million in the second quarter, compared to $33.1 million in the first quarter. This 12.7 percent increase in NOI was due to lower expenses, a $2.3 million payment from Sunrise attributable to the stabilized communities for expense overages, stable average daily rate of $178 and stable occupancy of 88.4 percent.
For the 78 Sunrise communities that were stabilized in the second quarters of both 2010 and 2009, total community NOI increased 10.6 percent to $37.3 million in the second quarter of 2010, versus $33.7 million for the comparable 2009 period. This improvement in NOI was due to a 3.5 percent increase in average daily rate to $178, a $2.3 million payment from Sunrise for expense overages and a 120 basis point increase in occupancy to 88.4 percent.
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

GAAP NET INCOME
Net income attributable to common stockholders for the quarter ended June 30, 2010 was $58.1 million, or $0.37 per diluted common share, after discontinued operations of $5.5 million, compared with net income attributable to common stockholders for the quarter ended June 30, 2009 of $88.4 million, or $0.57 per diluted common share, after discontinued operations of $42.4 million.
Net income attributable to common stockholders for the six months ended June 30, 2010 was $110.7 million, or $0.70 per diluted common share, after discontinued operations of $6.0 million, compared with net income attributable to common stockholders for the six months ended June 30, 2009 of $162.6 million, or $1.09 per diluted common share, after discontinued operations of $71.5 million.
SECOND QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS
Portfolio, Performance and Balance Sheet Highlights
Lillibridge Healthcare Services Acquisition
•
On July 1, Ventas completed its acquisition of Lillibridge Healthcare Services, Inc. (with its related entities, “Lillibridge”) and real estate interests in 96 MOBs and ambulatory facilities. Ventas owns 100 percent of 38 MOBs and between 5 percent and 20 percent of 58 MOBs. With this acquisition, Ventas becomes the national leader in the growing MOB/outpatient sector. Highlights of the transaction include:

•
The total purchase price was $381 million. Of this amount, approximately 93 percent will be allocable to the real estate interests in 96 MOBs, and approximately 7 percent will be allocable to Lillibridge’s integrated platform of property management, leasing, construction and development, advisory and asset management services/businesses and intangible assets. An additional $10 million restricted stock award was made to key Lillibridge employees, which will fully vest over five years, to promote alignment and retention.

•
The total purchase price represents approximately 15x normalized estimated annualized second half 2010 EBITDA (earnings before interest, taxes, depreciation and amortization) of the acquired assets and businesses.

•
The allocated real estate purchase price for interests in the 96 MOBs represents (1) a capitalization rate of 7.6 percent to 7.9 percent on Ventas’s share of annualized second half 2010 expected cash NOI, and (2) a per square foot value of between $150 and $160.

•	The allocated purchase price for the Lillibridge services businesses represents 2.5 times annualized second half 2010 expected revenues from those businesses.

•
MOBs should now contribute approximately 8 percent of Ventas’s annualized NOI, compared to 5 percent prior to the Lillibridge acquisition. Additionally, annualized NOI from private-pay sources should now rise to 58 percent, from 56 percent.

•	Lillibridge manages for third parties 31 MOBs comprising 1.2 million square feet.

•	The Lillibridge acquisition provides Ventas with immediate scale in the MOB space, as it now owns or manages 8.6 million square feet in 20 states (including the District of Columbia) from 153 MOBs.
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

•	92 percent of the Lillibridge owned assets are located in highly desirable “on campus” locations of the sponsoring hospital or health system.

•	The Lillibridge acquisition is expected to be immediately accretive to 2010 normalized FFO.

•
The transaction was funded with cash on hand, borrowings under the Company’s revolving credit facility, and the assumption of mortgage debt. Since the completion of the transaction, approximately $133 million in mortgage debt has been repaid. The wholly owned assets are unencumbered, except for $76 million in mortgage debt. Ventas’s share of mortgage debt on the assets in which Ventas has a minority interest totals $49 million.

Other Acquisitions and Dispositions
•
Ventas sold four seniors housing communities in June 2010 for $22.5 million, including a lease termination fee of $0.2 million. The Company recognized a gain from the sale of approximately $4.9 million in the second quarter.

•	The Company acquired the noncontrolling interests in two of its Sunrise-managed assets for $9.9 million.
Liquidity and Balance Sheet
•	At June 30, 2010, the Company had $126.3 million outstanding under its Revolving Credit Facilities, $872.7 million of undrawn availability, and $27.8 million of cash and short-term cash investments.

•	The Company’s debt to total capitalization at June 30, 2010 was approximately 26 percent. The Company’s net debt to Adjusted Pro Forma EBITDA at quarter end was 4.0x.

•
The Company redeemed all $142.7 million principal amount outstanding of its 7 1/8% Senior Notes due 2015 by using its call option. The Company achieved a 7 percent return on this investment, inclusive of the 3.6 percent premium paid and acceleration of unamortized deferred financing fees. These amounts are excluded from normalized FFO.

Portfolio
•
The 197 skilled nursing facilities and hospitals leased by the Company to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.1 times for the trailing 12-month period ended March 31, 2010 (the latest date available).

•
“Same-store” cash NOI growth was 2.6 percent in the second quarter of 2010 for the 394 triple-net leased healthcare and seniors housing assets owned by the Company in the second quarter of 2010 and 2009.

•	“Same-store” NOI growth for the Company’s portfolio was 5.4 percent in the second quarter of 2010 compared to the second quarter of 2009.
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

Additional Information
•
As previously announced, Glenn J. Rufrano, President and Chief Executive Officer of Cushman & Wakefield, the world’s largest privately held commercial property and real estate services company with 231 offices located around the globe, was appointed to Ventas’s Board of Directors.

•
Ventas has filed its appellate briefs in support of the favorable $101.6 million damage award against HCP rendered in the United States District Court for the Western District of Kentucky (the “Court”). HCP seeks to, among other things, overturn the jury verdict and obtain a new trial. Ventas is vigorously contesting HCP’s appeal. In addition, Ventas has appealed portions of the Court’s decision and is seeking the right to prove punitive and other damages caused by HCP’s wrongful actions. The case arises out of Ventas’s 2007 acquisition of Sunrise Senior Living REIT. The matter is now pending before the United States Court of Appeals for the Sixth Circuit. The briefing schedule has been completed.

•	Supplemental information regarding the Company can be found on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.
VENTAS INCREASES 2010 NORMALIZED FFO PER DILUTED SHARE GUIDANCE TO $2.75 TO $2.80
Ventas currently expects its 2010 normalized FFO per diluted share to range between $2.75 and $2.80, improving its previously announced 2010 guidance of between $2.69 and $2.75 per diluted share.
The Company also increased its guidance for its 79 high-quality seniors housing assets managed by Sunrise to generate between $139 million and $145 million in NOI for the full year, improving its previously announced guidance range of $128 million to $138 million.
The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance excludes (a) gains and losses on the sales of assets, (b) merger-related costs and expenses, including transaction costs, amortization of intangibles and transition and integration expenses, deal costs and expenses, and earnout payments, including expenses relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses, (e) net proceeds, if any, the Company may receive from its lawsuit against HCP related to the acquisition of Sunrise Senior Living REIT, (f) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, and (g) the reversal or incurrence of contingent liabilities.
The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.
A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

SECOND QUARTER CONFERENCE CALL
Ventas will hold a conference call to discuss this earnings release today, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (617) 597-5311. The participant passcode is “Ventas.” The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 23585623, beginning at approximately 1:00 p.m. Eastern Time and will be archived for 30 days.
Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. As of June 30, 2010, Ventas owned 503 seniors housing and healthcare properties located in 43 states and two Canadian provinces. Its diverse portfolio included 242 seniors housing communities, 187 skilled nursing facilities, 40 hospitals, and 34 medical office buildings and other properties.
Currently, Ventas owns 599 seniors housing and healthcare properties located in 44 states (including the District of Columbia) and two Canadian provinces. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas can be found on its website at www.ventasreit.com.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.
The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) the results of litigation affecting the Company; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2009 and for the year ending December 31, 2010; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (t) risks associated with the Company’s recent acquisition of businesses owned and operated by Lillibridge, including its ability to successfully design, develop and manage MOBs and to retain key personnel; (u) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (v) the Company’s ability to maintain or expand its relationships with its existing and future hospital and health system clients; (w) risks associated with the Company’s investments in joint ventures, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (x) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (y) the impact of any financial, accounting, legal or regulatory issues that may affect the Company or its major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

CONSOLIDATED BALANCE SHEETS
As of June 30, 2010, March 31, 2010, December 31, 2009, September 30, 2009 and June 30, 2009
(In thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Assets
Real estate investments:
Land	$556,469	$557,370	$557,276	$557,123	$552,712
Buildings and improvements	5,732,421	5,735,896	5,722,837	5,641,309	5,603,042
Construction in progress	3,788	4,370	12,508	8,611	18,319

	6,292,678	6,297,636	6,292,621	6,207,043	6,174,073
Accumulated depreciation	(1,274,088)	(1,226,252)	(1,177,911)	(1,126,516)	(1,075,293)

Net real estate property	5,018,590	5,071,384	5,114,710	5,080,527	5,098,780
Loans receivable, net	140,870	147,725	131,887	125,410	125,106

Net real estate investments	5,159,460	5,219,109	5,246,597	5,205,937	5,223,886
Cash and cash equivalents	27,794	132,729	107,397	70,889	46,523
Escrow deposits and restricted cash	43,484	41,023	39,832	96,477	94,470
Deferred financing costs, net	24,891	27,964	29,252	27,804	29,569
Other	206,488	213,000	193,167	186,203	176,413

Total assets	$5,462,117	$5,633,825	$5,616,245	$5,587,310	$5,570,861

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$2,580,849	$2,698,171	$2,670,101	$2,615,142	$2,616,304
Accrued interest	16,682	35,773	17,974	35,481	16,952
Accounts payable and other liabilities	181,343	183,574	190,445	179,753	169,964
Deferred income taxes	251,829	252,687	253,665	254,622	255,175

Total liabilities	3,030,703	3,170,205	3,132,185	3,084,998	3,058,395

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 156,872, 156,862, 156,627, 156,605 and 156,539 shares issued at June 30, 2010, March 31, 2010, December 31, 2009, September 30, 2009 and June 30, 2009, respectively	39,343	39,341	39,160	39,155	39,138
Capital in excess of par value	2,583,412	2,578,577	2,573,039	2,570,146	2,565,933
Accumulated other comprehensive income (loss)	16,506	25,154	19,669	15,080	(1,411)
Retained earnings (deficit)	(222,853)	(196,972)	(165,710)	(139,478)	(109,012)
Treasury stock, 0, 10, 15, 0, and 0 shares at June 30, 2010, March 31, 2010, December 31, 2009, September 30, 2009 and June 30, 2009, respectively	—	(467)	(647)	—	(5)

Total Ventas stockholders’ equity	2,416,408	2,445,633	2,465,511	2,484,903	2,494,643
Noncontrolling interest	15,006	17,987	18,549	17,409	17,823

Total equity	2,431,414	2,463,620	2,484,060	2,502,312	2,512,466

Total liabilities and equity	$5,462,117	$5,633,825	$5,616,245	$5,587,310	$5,570,861

- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2010 and 2009
(In thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Revenues:
Rental income	$130,284	$124,612	$259,463	$247,010
Resident fees and services	109,867	103,399	218,353	206,338
Income from loans and investments	3,705	3,333	7,322	6,614
Interest and other income	122	108	385	394

Total revenues	243,978	231,452	485,523	460,356

Expenses:
Interest	44,045	43,994	88,345	89,924
Depreciation and amortization	50,185	48,643	102,661	98,141
Property-level operating expenses	75,183	72,564	154,062	148,032
General, administrative and professional fees (including non-cash stock-based compensation expense of $3,057 and $3,078 for the three months ended 2010 and 2009, respectively, and $6,089 and $6,137 for the six months ended 2010 and 2009, respectively)	9,858	10,355	20,541	20,953
Foreign currency loss (gain)	121	5	15	(1)
Loss on extinguishment of debt	6,549	5,975	6,549	6,080
Merger-related expenses and deal costs	4,207	3,502	6,526	5,556

Total expenses	190,148	185,038	378,699	368,685

Income before income taxes, discontinued operations and noncontrolling interest	53,830	46,414	106,824	91,671
Income tax (expense) benefit	(409)	395	(695)	942

Income from continuing operations	53,421	46,809	106,129	92,613
Discontinued operations	5,544	42,374	6,004	71,539

Net income	58,965	89,183	112,133	164,152
Net income attributable to noncontrolling interest (net of tax of $559 and $541 for the three months ended 2010 and 2009, respectively, and $978 and $931 for the six months ended 2010 and 2009, respectively)	898	802	1,447	1,543

Net income attributable to common stockholders	$58,067	$88,381	$110,686	$162,609

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.33	$0.30	$0.67	$0.61
Discontinued operations	0.04	0.27	0.04	0.48

Net income attributable to common stockholders	$0.37	$0.57	$0.71	$1.09

Diluted:
Income from continuing operations attributable to common stockholders	$0.33	$0.30	$0.66	$0.61
Discontinued operations	0.04	0.27	0.04	0.48

Net income attributable to common stockholders	$0.37	$0.57	$0.70	$1.09

Weighted average shares used in computing earnings per common share:
Basic	156,611	154,441	156,533	148,798
Diluted	157,441	154,510	157,206	148,859
Dividends declared per common share	$0.535	$0.5125	$1.07	$1.025
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2010 Quarters		2009 Quarters
	Second	First	Fourth	Third	Second

Revenues:
Rental income	$130,284	$129,179	$126,720	$125,466	$124,612
Resident fees and services	109,867	108,486	108,205	106,515	103,399
Income from loans and investments	3,705	3,617	3,279	3,214	3,333
Interest and other income	122	263	349	99	108

Total revenues	243,978	241,545	238,553	235,294	231,452

Expenses:
Interest	44,045	44,300	44,456	43,497	43,994
Depreciation and amortization	50,185	52,476	51,892	50,146	48,643
Property-level operating expenses	75,183	78,879	78,443	76,338	72,564
General, administrative and professional fees (including non-cash stock-based compensation expense of $3,057, $3,032, $2,667, $3,078 and $3,078, respectively)	9,858	10,683	8,220	9,657	10,355
Foreign currency loss (gain)	121	(106)	19	32	5
Loss on extinguishment of debt	6,549	—	—	—	5,975
Merger-related expenses and deal costs	4,207	2,319	1,565	5,894	3,502

Total expenses	190,148	188,551	184,595	185,564	185,038

Income before income taxes, discontinued operations and noncontrolling interest	53,830	52,994	53,958	49,730	46,414
Income tax (expense) benefit	(409)	(286)	367	410	395

Income from continuing operations	53,421	52,708	54,325	50,140	46,809
Discontinued operations	5,544	460	453	290	42,374

Net income	58,965	53,168	54,778	50,430	89,183
Net income attributable to noncontrolling interest (net of tax of $559, $419, $422, $387 and $541, respectively)	898	549	697	625	802

Net income attributable to common stockholders	$58,067	$52,619	$54,081	$49,805	$88,381

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.33	$0.34	$0.35	$0.32	$0.30
Discontinued operations	0.04	0.00	0.00	0.00	0.27

Net income attributable to common stockholders	$0.37	$0.34	$0.35	$0.32	$0.57

Diluted:
Income from continuing operations attributable to common stockholders	$0.33	$0.34	$0.35	$0.32	$0.30
Discontinued operations	0.04	0.00	0.00	0.00	0.27

Net income attributable to common stockholders	$0.37	$0.34	$0.35	$0.32	$0.57

Weighted average shares used in computing earnings per common share:
Basic	156,611	156,453	156,296	156,250	154,441
Diluted	157,441	156,967	156,692	156,516	154,510

Dividends declared per common share	$0.535	$0.535	$0.5125	$0.5125	$0.5125
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2010 and 2009
(In thousands)

	2010	2009
Cash flows from operating activities:
Net income	$112,133	$164,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	102,722	98,815
Amortization of deferred revenue and lease intangibles, net	(2,943)	(3,587)
Other amortization expenses	4,367	2,374
Stock-based compensation	6,089	6,137
Straight-lining of rental income	(4,975)	(5,990)
Loss on extinguishment of debt	6,549	6,080
Net gain on sale of real estate assets (including amounts in discontinued operations)	(5,225)	(66,891)
Income tax expense (benefit)	695	(942)
Other	(238)	(12)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(5,174)	1,426
Decrease in accrued interest	(1,292)	(4,979)
Decrease in accounts payable and other liabilities	(4,991)	(1,441)

Net cash provided by operating activities	207,717	195,142
Cash flows from investing activities:
Net investment in real estate property	(22,915)	(19,358)
Investment in loans receivable	(15,796)	(7,373)
Proceeds from real estate disposals	23,029	56,614
Proceeds from loans receivable	1,323	7,701
Capital expenditures	(7,078)	(4,028)

Net cash (used in) provided by investing activities	(21,437)	33,556
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	117,280	(289,928)
Proceeds from debt	696	301,115
Repayment of debt	(215,171)	(503,016)
Payment of deferred financing costs	(1,840)	(13,422)
Issuance of common stock, net	—	299,201
Cash distribution to common stockholders	(167,829)	(153,815)
Contributions from noncontrolling interest	633	306
Distributions to noncontrolling interest	(4,277)	(5,024)
Other	4,673	5,457

Net cash used in financing activities	(265,835)	(359,126)

Net decrease in cash and cash equivalents	(79,555)	(130,428)
Effect of foreign currency translation on cash and cash equivalents	(48)	139
Cash and cash equivalents at beginning of period	107,397	176,812

Cash and cash equivalents at end of period	$27,794	$46,523

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$496	$8,307
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	—	(9,295)
Other assets acquired	(355)	82
Other liabilities	141	(1,886)
Noncontrolling interest	—	980

Debt transferred on the sale of assets	—	38,759
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2010 Quarters		2009 Quarters
	Second	First	Fourth	Third	Second
Cash flows from operating activities:
Net income	$58,965	$53,168	$54,778	$50,430	$89,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	50,185	52,537	52,092	50,351	48,907
Amortization of deferred revenue and lease intangibles, net	(1,394)	(1,549)	(1,518)	(1,564)	(1,729)
Other amortization expenses	2,213	2,154	2,058	1,921	1,766
Stock-based compensation	3,057	3,032	2,667	3,078	3,078
Straight-lining of rental income	(2,526)	(2,449)	(2,918)	(2,971)	(3,052)
Loss on extinguishment of debt	6,549	—	—	—	5,922
Net gain on sale of real estate assets (including amounts in discontinued operations)	(5,041)	(184)	(294)	(120)	(39,020)
Income tax expense (benefit)	409	286	(367)	(410)	(395)
Other	(291)	53	(178)	95	(169)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(1,402)	(3,772)	2,763	(5,703)	(262)
(Decrease) increase in accrued interest	(19,091)	17,799	(17,507)	18,529	(25,169)
Increase (decrease) in accounts payable and other liabilities	523	(5,514)	7,328	14,419	2,526

Net cash provided by operating activities	92,156	115,561	98,904	128,055	81,586
Cash flows from investing activities:
Net investment in real estate property	(11,055)	(11,860)	(21,987)	(4,370)	(10,971)
Investment in loans receivable	—	(15,796)	(6,430)	—	—
Proceeds from real estate disposals	22,275	754	740	1,188	—
Proceeds from loans receivable	131	1,192	120	207	6,051
Proceeds from sale of investments	—	—	5,000	—	—
Capital expenditures	(2,783)	(4,295)	(6,614)	(3,156)	(158)

Net cash provided by (used in) investing activities	8,568	(30,005)	(29,171)	(6,131)	(5,078)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	88,191	29,089	(1,417)	(1,528)	(202,882)
Proceeds from debt	500	196	61,480	3,087	291,914
Repayment of debt	(207,364)	(7,807)	(8,642)	(13,515)	(428,659)
Payment of deferred financing costs	(727)	(1,113)	(3,233)	—	(3,855)
Issuance of common stock, net	—	—	—	—	299,201
Cash distribution to common stockholders	(83,948)	(83,881)	(80,313)	(80,271)	(80,269)
Contributions from noncontrolling interest	368	265	576	329	306
Distributions to noncontrolling interest	(2,288)	(1,989)	(2,373)	(2,472)	(3,610)
Other	504	4,169	692	(3,454)	1,808

Net cash used in financing activities	(204,764)	(61,071)	(33,230)	(97,824)	(126,046)

Net (decrease) increase in cash and cash equivalents	(104,040)	24,485	36,503	24,100	(49,538)
Effect of foreign currency translation on cash and cash equivalents	(895)	847	5	266	255
Cash and cash equivalents at beginning of period	132,729	107,397	70,889	46,523	95,806

Cash and cash equivalents at end of period	$27,794	$132,729	$107,397	$70,889	$46,523

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$—	$496	$59,326	$148	$—
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	—	—	(55,700)	—	—
Other assets acquired	—	(355)	—	(82)	—
Other liabilities	—	141	1,948	—	—
Noncontrolling interest	—	—	1,677	67	—
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

QUARTERLY FUNDS FROM OPERATIONS, NORMALIZED FFO AND FUNDS AVAILABLE FOR DISTRIBUTION
(In thousands, except per share amounts)

	2010 Quarters		2009 Quarters
	Second	First	Fourth	Third	Second
Net income attributable to common stockholders	$58,067	$52,619	$54,081	$49,805	$88,381
Adjustments:
Depreciation and amortization on real estate assets	49,932	52,247	51,708	49,981	48,472
Depreciation on real estate assets related to noncontrolling interest	(1,680)	(1,726)	(1,653)	(1,580)	(1,496)
Discontinued operations:
Gain on sale of real estate assets	(5,041)	(184)	(294)	(120)	(39,020)
Depreciation and amortization on real estate assets	—	61	200	203	266

FFO	101,278	103,017	104,042	98,289	96,603
Merger-related expenses and deal costs	4,207	2,319	1,565	5,894	3,502
Income tax benefit	(150)	(133)	(789)	(797)	(936)
Loss on extinguishment of debt	6,549	—	—	—	5,975

Normalized FFO	111,884	105,203	104,818	103,386	105,144

Straight-lining of rental income	(2,526)	(2,449)	(2,918)	(2,971)	(3,052)
Routine capital expenditures	(1,288)	(597)	(4,233)	(2,058)	(632)

Normalized FAD	$108,070	$102,157	$97,667	$98,357	$101,460

Per diluted share (1):
Net income attributable to common stockholders	$0.37	$0.34	$0.35	$0.32	$0.57
Adjustments:
Depreciation and amortization on real estate assets	0.32	0.33	0.33	0.32	0.31
Depreciation on real estate assets related to noncontrolling interest	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Discontinued operations:
Gain on sale of real estate assets	(0.03)	(0.00)	(0.00)	(0.00)	(0.25)
Depreciation and amortization on real estate assets	—	0.00	0.00	0.00	0.00

FFO	0.64	0.66	0.66	0.63	0.63
Merger-related expenses and deal costs	0.03	0.01	0.01	0.04	0.02
Income tax benefit	(0.00)	(0.00)	(0.01)	(0.01)	(0.01)
Loss on extinguishment of debt	0.04	—	—	—	0.04

Normalized FFO	0.71	0.67	0.67	0.66	0.68

Straight-lining of rental income	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Routine capital expenditures	(0.01)	(0.00)	(0.03)	(0.01)	(0.00)

Normalized FAD	$0.69	$0.65	$0.62	$0.63	$0.66

(1)	Per share amounts may not add due to rounding.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO and FAD appropriate measures of performance of an equity REIT. The Company believes that these measures of operating performance may be used by investors to measure and compare operating performance between periods. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding certain income and expense items as listed below. Normalized FAD represents normalized FFO excluding straight-line rental adjustments and routine capital expenditures.
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

Routine capital expenditures represent improvements or betterments to real estate properties that extend or increase the useful life of the asset and are required to continue to generate current revenues and to maintain the value of the property subsequent to acquisition. Routine capital expenditures exclude the noncontrolling interest share for joint venture properties. As many investors are interested in those capital expenditures made by a company that are not revenue enhancing in nature, the Company adjusts normalized FFO for routine capital expenditures to arrive at normalized FAD.
FFO and normalized FFO and FAD presented herein are not necessarily comparable to FFO and normalized FFO and FAD presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO and FAD should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO and FAD necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO and FAD should be examined in conjunction with net income as presented elsewhere herein.
The Company’s normalized FFO excludes the following items (which may be recurring in nature): (a) gains and losses on the sales of assets, (b) merger-related costs and expenses and deal costs and expenses, including expenses relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early debt retirement or payment of the Company’s debt, and (d) the non-cash effect of income tax benefits/expenses.
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

NORMALIZED FFO AND FAD GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2010
The following table illustrates the Company’s normalized FFO and FAD per diluted common share guidance for the year ending December 31, 2010:

	UPDATED			PRIOR
	GUIDANCE			GUIDANCE
	For the Year			For the Year
	Ending			Ending
	December 31, 2010			December 31, 2010
Net income attributable to common stockholders	$1.39	-	$1.46	$1.38	-	$1.47
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to noncontrolling interest and gain/loss on sale of real estate assets, net	1.20	-	1.20	1.28	-	1.28

FFO	2.59	-	2.66	2.66	-	2.75
Adjustments:
Income tax benefit (net of noncontrolling interest), gain/loss on extinguishment of debt, integration and transition expenses, amortization of intangibles, merger-related expenses and deal costs, net	0.16	-	0.14	0.03	-	0.00

Normalized FFO	2.75	-	2.80	2.69	-	2.75

Straight-lining of rental income and routine capital expenditures	(0.17)	-	(0.16)	(0.14)	-	(0.13)

Normalized FAD	$2.58	-	$2.64	$2.55	-	$2.62

- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

Net Debt to Adjusted Pro Forma EBITDA
The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended June 30, 2010, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including of non-cash stock-based compensation), excluding merger-related expenses and deal costs and gains or losses on real estate disposals (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$58,067
Pro forma adjustments for current period investments, capital transactions and dispositions	(269)

Pro forma net income for the three months ended June 30, 2010	$57,798
Add back:
Pro forma interest (including discontinued operations)	44,172
Pro forma depreciation and amortization (including discontinued operations)	50,199
Stock-based compensation	3,057
Income tax expense	409
Loss on extinguishment of debt	6,549
Net gain on real estate disposals	(5,041)
Other taxes	250
Merger-related expenses and deal costs	4,207

Adjusted Pro Forma EBITDA	$161,600

Adjusted Pro Forma EBITDA annualized, including the $3 million cash payment received from Sunrise for expense overages at the Company’s Sunrise-managed portfolio	$637,400

As of June 30, 2010:
Debt	$2,580,849
Cash, including cash escrows pertaining to debt	(35,446)

Net debt	$2,545,403

Net debt to Adjusted Pro Forma EBITDA	4.0	x

- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

Non-GAAP Financial Measures Reconciliation
(In thousands, except per share amounts)

	For the Six Months
	Ended June 30,
	2010	2009

Net income attributable to common stockholders	$110,686	$162,609
Adjustments:
Depreciation and amortization on real estate assets	102,179	97,800
Depreciation on real estate assets related to noncontrolling interest	(3,406)	(3,116)
Discontinued operations:
Gain on sale of real estate assets	(5,225)	(66,891)
Depreciation and amortization on real estate assets	61	676

FFO	204,295	191,078
Merger-related expenses and deal costs	6,526	5,556
Income tax benefit	(283)	(1,873)
Loss on extinguishment of debt	6,549	6,080

Normalized FFO	217,087	200,841

Straight-lining of rental income	(4,975)	(5,990)
Routine capital expenditures	(1,885)	(1,776)

Normalized FAD	$210,227	$193,075

Per diluted share(1):
Net income attributable to common stockholders	$0.70	$1.09
Adjustments:
Depreciation and amortization on real estate assets	0.65	0.66
Depreciation on real estate assets related to noncontrolling interest	(0.02)	(0.02)
Discontinued operations:
Gain on sale of real estate assets	(0.03)	(0.45)
Depreciation and amortization on real estate assets	0.00	0.00

FFO	1.30	1.28
Merger-related expenses and deal costs	0.04	0.04
Income tax benefit	(0.00)	(0.01)
Loss on extinguishment of debt	0.04	0.04

Normalized FFO	1.38	1.35

Straight-lining of rental income	(0.03)	(0.04)
Routine capital expenditures	(0.01)	(0.01)

Normalized FAD	$1.34	$1.30

(1)	Per share amounts may not add due to rounding.
- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

Non-GAAP Financial Measures Reconciliation
Quarterly NOI Reconciliation by Segment

			Second
	2010 Quarters		Quarter
	Second	First	2009
Revenues

Triple-Net
Triple-Net Rental Income, Excluding Discontinued Operations	$118,044	$116,989	$116,269

Medical Office Buildings
Medical Office — Stabilized	10,149	10,225	7,313
Medical Office — Lease up	2,091	1,965	1,049
Discontinued Operations	—	—	(19)

Total Medical Office Buildings	12,240	12,190	8,343

Total Rental Income	130,284	129,179	124,612

Seniors Housing Operating
Sunrise Managed — Stabilized	106,572	105,355	101,428
Sunrise Managed — Lease up	2,797	2,765	1,971
Seniors Housing — Other	498	366	—

Total Resident Fees and Services	109,867	108,486	103,399

Non-Segment Income from Loans and Investments	3,705	3,617	3,333

Total Revenues	243,856	241,282	231,344

Property-Level Operating Expenses

Medical Office Buildings
Medical Office — Stabilized	3,417	3,382	2,633
Medical Office — Lease up	704	822	389

Total Medical Office Buildings	4,121	4,204	3,022

Seniors Housing Operating
Sunrise Managed — Stabilized	69,305	72,291	67,762
Sunrise Managed — Lease up	1,264	2,020	1,780
Seniors Housing — Other	493	364	—

Total Seniors Housing	71,062	74,675	69,542

Total Property-Level Operating Expenses	75,183	78,879	72,564

Net Operating Income

Triple-Net	118,044	116,989	116,269

Medical Office Buildings
Medical Office — Stabilized	6,732	6,843	4,680
Medical Office — Lease up	1,387	1,143	660
Discontinued Operations	—	—	(19)

Total Medical Office Buildings	8,119	7,986	5,321

Seniors Housing Operating
Sunrise Managed — Stabilized	37,267	33,064	33,666
Sunrise Managed — Lease up	1,533	745	191
Seniors Housing — Other	5	2	—

Total Seniors Housing	38,805	33,811	33,857
Non-Segment	3,705	3,617	3,333

Net Operating Income	$168,673	$162,403	$158,780

- MORE -

Ventas Reports Second Quarter Results
July 29, 2010

Non-GAAP Financial Measures Reconciliation
Same-Store Quarterly NOI Reconciliation by Segment

	For the Three Months
	Ended June 30,
	2010	2009

Revenues

Triple-Net
Triple-Net Rental Income	$118,044	$116,269
Less:
Rental Income not Included in Same-Store	257	—
Straight-Lining of Rental Income	1,854	2,800
Non-Cash Rental Income	205	393
Other Pro Forma Adjustments	12	324

	2,328	3,517

Plus:
Rental Income Included in Discontinued Operations	41	36

Same-Store Cash Rental Income	$115,757	$112,788

Percentage Increase		2.6%

Net Operating Income

Triple-Net Same-Store NOI	$115,757	$112,788
Total Seniors Housing	38,805	33,857
Total Medical Office Buildings	8,119	5,321
Less:
Noncontrolling Interest Portion of NOI	5,209	5,154
MOB NOI not Included in Same-Store	3,555	830

Same-Store Net Operating Income	$153,917	$145,982

Percentage Increase		5.4%

- END -